FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS SECOND QUARTER 2015 RESULTS

• Increased quarterly distribution to $0.3650 per unit, an 18.7% increase vs Q2 2014
• Increased Permian/Delaware Basin crude oil volume by 35% vs Q2 2014
• Generated $17.4 million of distributable cash flow
EL PASO, Texas - August 4, 2015 - Western Refining Logistics, LP (NYSE: WNRL) reported second quarter 2015 net income of $15.9 million, or $0.34 per common limited partner unit, which compares to $0.24 per common limited partner unit in the second quarter of 2014. Second quarter 2015 EBITDA was $27.0 million and distributable cash flow was $17.4 million; this compares to $14.9 million and $14.4 million, respectively, for the second quarter of 2014.
“We are very pleased with our second quarter performance," said WNRL Chief Executive Officer and President Jeff Stevens. “The continued growth of our logistics business, along with strong volumes and margins in our wholesale business, allowed us to deliver another great quarter.”
On July 31, the board of directors declared a quarterly cash distribution for the second quarter of 2015 of $0.3650 per unit, or $1.46 per unit on an annualized basis. This distribution represents a 5.0% increase over the first quarter 2015 distribution of $0.3475 per unit, and an 18.7% increase over the second quarter 2014 distribution.
As of June 30, 2015, the partnership had $78.6 million in cash and an undrawn $300 million revolving credit facility, which WNRL intends to use primarily to fund future acquisitions.

Stevens continued, “Our business is positioned to grow significantly as we take advantage of the increasing crude production in the areas where we operate. We look forward to delivering continued EBITDA and distribution growth for our unitholders.”

Conference Call Information
On Tuesday, August 4, 2015, at 4:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The webcast can be accessed at Western Refining Logistics, LP's website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 66603122. The audio replay will be available two hours after the end of the call through August 18, 2015 by dialing (855) 859-2056 or (404) 537-3406, pass code: 66603122.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 300 miles of pipelines, approximately 8.1 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about: continued growth of our logistics business, volumes and margins in our wholesale business, the use of our revolver to fund future acquisitions, future growth of our business, future increases in crude oil production in areas where we operate and continued EBITDA and distribution growth for our unit holders. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$46,062	$44,456	$91,540	$84,027
Third-party	679	657	1,302	1,358
Sales based:
Affiliate	164,576	229,265	297,347	426,278
Third-party	523,184	695,959	951,708	1,323,284
Total revenues	734,501	970,337	1,341,897	1,834,947
Operating costs and expenses:
Cost of products sold:
Affiliate	162,191	229,265	292,699	426,278
Third-party	501,835	676,461	913,028	1,284,265
Operating and maintenance expenses	37,355	36,974	72,992	70,657
General and administrative expenses	6,250	5,691	12,181	10,888
Loss (gain) on disposal of assets, net	(160)	18	(244)	18
Depreciation and amortization	4,737	4,454	9,475	8,606
Total operating costs and expenses	712,208	952,863	1,300,131	1,800,712
Operating income	22,293	17,474	41,766	34,235
Other income (expense):
Interest expense and other financing costs	(6,248)	(361)	(10,212)	(722)
Other, net	18	32	35	75
Net income before income taxes	16,063	17,145	31,589	33,588
Provision for income taxes	(148)	(85)	(351)	(204)
Net income	15,915	17,060	31,238	33,384
Net income attributable to General Partner	—	6,085	—	11,476
Net income attributable to limited partners	$15,915	$10,975	$31,238	$21,908

Net income per limited partner unit:
Common - basic	$0.34	$0.24	$0.66	$0.48
Common - diluted	0.34	0.24	0.66	0.48
Subordinated - basic and diluted	0.34	0.24	0.66	0.48

Weighted average limited partner units outstanding:
Common - basic	24,017	22,811	24,001	22,811
Common - diluted	24,051	22,861	24,023	22,838
Subordinated - basic and diluted	22,811	22,811	22,811	22,811

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$14,736	$17,568	$48,181	$42,049
Investing activities	(7,677)	(7,553)	(16,122)	(22,102)
Financing activities	(16,681)	(13,572)	(7,807)	(24,553)
Capital expenditures	7,850	3,708	16,412	12,087
Other Data
EBITDA (1)	$27,048	$14,884	$51,276	$29,534
Distributable cash flow (1)	17,440	14,361	39,209	29,464
Balance Sheet Data (at end of period)
Cash and cash equivalents			$78,550	$79,398
Property, plant and equipment, net			190,414	181,992
Total assets			441,617	308,537
Total liabilities			469,307	15,147
Division equity			—	62,038
Partners' capital			(27,690)	231,352
Total liabilities, division equity and partners' capital			441,617	308,537

(1)
We define EBITDA as earnings before interest expense and other financing costs, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less net cash interest paid, income taxes paid and maintenance capital expenditures.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder.

We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to EBITDA and Distributable Cash Flow is net income attributable to limited partners. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies. The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the wholesale segment for the period subsequent to the Wholesale Acquisition through June 30, 2015.
The following table reconciles net income attributable to limited partners to EBITDA for the periods presented and Distributable Cash Flow for the three and six months ended June 30, 2015 and 2014, respectively. The reconciliation of Distributable Cash Flow to EBITDA for the three months ended June 30, 2015, includes interest accruals for the first and second quarters of 2015 related to the 2023 WNRL Senior Notes. Prior to the second quarter of 2015, we calculated Distributable Cash Flows using cash interest paid.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$15,915	$10,975	$31,238	$21,908
Interest expense and other financing costs	6,248	357	10,212	711
Provision for income taxes	148	85	351	204
Depreciation and amortization	4,737	3,467	9,475	6,711
EBITDA	27,048	14,884	51,276	29,534

Change in deferred revenues	1,215	637	2,447	2,574
Interest expense	(8,908)	(228)	(9,633)	(453)
Income taxes paid	(580)	—	(581)	—
Maintenance capital expenditures	(2,117)	(932)	(5,082)	(2,191)
Other	782	—	782	—
Distributable cash flow	$17,440	$14,361	$39,209	$29,464

Logistics Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$34,876	$34,324	$69,651	$66,380
Third-party	679	657	1,302	1,358
Total revenues	35,555	34,981	70,953	67,738
Operating costs and expenses:
Operating and maintenance expenses	17,803	17,954	35,321	34,089
General and administrative expenses	886	616	1,865	1,143
Depreciation and amortization	3,630	3,467	7,291	6,711
Total operating costs and expenses	22,319	22,037	44,477	41,943
Operating income	$13,236	$12,944	$26,476	$25,795
Key Operating Statistics:
Pipeline and gathering:
Mainline movements (bpd) (1):
Permian/Delaware Basin system	43,873	24,196	40,213	19,794
Four Corners system	51,486	35,837	48,679	38,412
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	24,019	26,178	23,316	24,182
Four Corners system	12,950	11,188	11,812	11,293
Pipeline Gathering and Injection system (bpd):
Permian/Delaware Basin system	5,911	1,551	3,775	1,555
Four Corners system	22,081	20,356	21,327	21,547
Tank storage capacity (bbls) (2)	619,893	578,167	620,198	578,167
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	389,220	406,881	390,263	373,918
Terminal storage capacity (bbls) (2)	7,482,152	7,355,432	7,486,337	7,355,432

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter, we began shipping crude oil from the Four Corners system, through a pipeline connection, to the Permian/Delaware system.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$11,186	$10,132	$21,889	$17,647
Sales based revenues (1):
Affiliate	164,576	229,265	297,347	426,278
Third-party	523,184	695,959	951,708	1,323,284
Total revenues	698,946	935,356	1,270,944	1,767,209
Operating costs and expenses:
Cost of products sold:
Affiliate	162,191	229,265	292,699	426,278
Third-party	501,835	676,461	913,028	1,284,265
Operating and maintenance expenses	19,552	19,020	37,671	36,568
General and administrative expenses	2,250	2,980	4,446	5,441
Loss (gain) on disposal of assets, net	(160)	18	(244)	18
Depreciation and amortization	1,107	987	2,184	1,895
Total operating costs and expenses	686,775	928,731	1,249,784	1,754,465
Operating income	$12,171	$6,625	$21,160	$12,744
Key Operating Statistics:
Fuel gallons sold (in thousands)	310,811	293,204	614,242	561,018
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	79,023	65,095	154,286	126,689
Fuel margin per gallon (2)	$0.037	$0.020	$0.032	$0.022
Lubricant gallons sold (in thousands)	3,014	3,068	5,971	6,092
Lubricant margin per gallon (3)	$0.78	$0.85	$0.72	$0.80
Crude oil trucking volume (bpd)	48,992	37,251	46,037	32,138
Average crude oil revenue per barrel	$2.51	$2.99	$2.63	$3.03

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.